IDAHO POWER COMPANY

EXECUTIVE DEFERRED COMPENSATION PLAN

Effective November 15, 2000

TABLE OF CONTENTS

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TABLE OF CONTENTS............................................................................................................... i

SECTION 1 DEFINITIONS.......................................................................................................... 1

1.1       "Account"                                                                                                                 1

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5.3.3    New Designation of Form of Payment of a Participant’s Pre-2005 Account    14

5.3.4    New Designation of Form of Payment of a Participant’s Post-2004 Account  14

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IDAHO POWER COMPANY

EXECUTIVE DEFERRED COMPENSATION PLAN

IDAHO POWER COMPANY (“Company”) hereby establishes a nonqualified, unfunded supplemental deferred compensation plan for a select group of highly compensated employees known as the Idaho Power Company Executive Deferred Compensation Plan (“Plan”). The purposes of this Plan are to provide a means whereby certain amounts payable by the Company or affiliates of the Company to a select group of management or highly compensated employees may be deferred to some future period and to attract and retain certain executive employees of outstanding competence.

SECTION 1

DEFINITIONS

The following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context. Any masculine terminology used in the Plan shall also include the feminine gender and the definition of any terms in the singular shall also include the plural.

1.1 “Account” means a Company internal bookkeeping account in the name of a Participant, representing the separate unfunded and unsecured general obligation of the Employer, to which shall be allocated amounts deferred by or otherwise allocated to the Participant under this Plan, together with investment earnings, gains and losses.

1.2 “Affiliate” shall mean a business entity that is affiliated in ownership with the Company or an Employer and is recognized as an Affiliate by the Company for the purposes of this Plan.

1.3 “Beneficiary” shall mean the person or persons designated as such by the Participant.  Each such designation shall be filed with the Company in a form acceptable to the Company and shall become effective only when received by the Company. Designated persons or entities shall not be considered Beneficiaries until the death of the Participant.

1.4 “Board” shall mean the Board of Directors of the Company.

1.5 “Change-in-Control” shall mean, with respect to a Pre-2005 Account, any of the following events:

(a) the public announcement by IDACORP, Inc. or by any person (which shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company) (“Person”) that such Person, who or which, together with all Affiliates and Associates (within the meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934, the “Exchange Act”) of such person, shall be the beneficial owner of twenty percent (20%) or more of the voting stock of IDACORP, Inc.;

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(b) the commencement of, or after the first public announcement of any Person to commence, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of voting stock aggregating thirty percent (30%) or more of the then outstanding voting stock of IDACORP, Inc.;

(c) the announcement of any transaction relating to IDACORP, Inc. required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act;

(d) a proposed change in the constituency of the Board of IDACORP, Inc., such that, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of IDACORP, Inc. cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the shareholders of IDACORP, Inc. of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were members of the Board of IDACORP, Inc. at the beginning of the period.

(e) IDACORP, Inc. enters into an agreement of merger, consolidation, share exchange or similar transaction with any other corporation other than a transaction which would result in IDACORP, Inc.’s voting stock outstanding immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds (2/3) of the combined voting power of IDACORP, Inc.’s or such surviving entity’s outstanding voting stock immediately after such transaction.

(f) the Board of IDACORP, Inc. approves a plan of liquidation or dissolution of the Company or IDACORP, Inc. or an agreement for the sale or disposition by the Company or IDACORP, Inc. (in one transaction or a series of transactions) of all or substantially all of the Company’s or IDACORP, Inc.’s assets to a person or entity which is not an affiliate of the Company or IDACORP, Inc. other than a transaction(s) for the purpose of dividing the assets of the Company or IDACORP, Inc. into separate distribution, transmission or generation entities or such other entities as the Company or IDACORP, Inc. may determine.

(g) Any other event which shall be deemed by a majority of the Executive Committee of the Board of IDACORP, Inc. to constitute a “Change in Control.”

(h) The acquisition of securities of Idaho Power Company representing more than fifty percent (50%) of the combined voting power of Idaho Power Company’s then outstanding securities by any unrelated entity, person or group of persons acting in concert.

“Change-in-Control” shall mean, with respect to a Post-2004 Account, any of the following events:

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(a) any person (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d) of the Exchange Act, excluding (i) IDACORP, Inc. or any Subsidiary of IDACORP, Inc., (ii) a corporation or other entity owned, directly or indirectly, by the stockholders of IDACORP, Inc. immediately prior to the transaction in substantially the same proportions as their ownership of stock of IDACORP, Inc., (iii) an employee benefit plan (or related trust) sponsored or maintained by IDACORP, Inc. or any Subsidiary of IDACORP, Inc. or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities (“Exchange Act Person”)) is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of IDACORP, Inc.; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by IDACORP, Inc.;

(b) consummation of a merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets, of IDACORP, Inc. or the Company (a “Qualifying Transaction”), unless, immediately following such Qualifying Transaction, all of the following have occurred: (i) all or substantially all of the beneficial owners of IDACORP, Inc. immediately prior to such Qualifying Transaction beneficially own in substantially the same proportions, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Qualifying Transaction (including, without limitation, a corporation or other entity which, as a result of such transaction, owns IDACORP, Inc. or all or substantially all of IDACORP, Inc.’s assets either directly or through one or more subsidiaries) (as the case may be, the “Successor Entity”), (ii) no Exchange Act Person is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Successor Entity and (iii) at least a majority of the members of the board of directors of the Successor Entity are Incumbent Directors;

(c) a complete liquidation or dissolution of IDACORP, Inc. or the Company; or

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(d) within a 24-month period, individuals who were directors of the Board of Directors of IDACORP, Inc. (the “IDACORP Board of Directors”) immediately before such period (“Incumbent Directors”) cease to constitute at least a majority of the directors of the IDACORP Board of Directors; provided, however, that any director who was not a director of the IDACORP Board of Directors at the beginning of such period shall be deemed to be an Incumbent Director if the election or nomination for election of such director was approved by the vote of at least two-thirds of the directors of the IDACORP Board of Directors then still in office (i) who were in office at the beginning of the 24-month period or (ii) whose election or nomination for election was so approved, in each case, unless such individual was elected or nominated as a result of an actual or threatened election contest or as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Exchange Act Person other than the IDACORP Board of Directors.

For avoidance of doubt, transactions for the purpose of dividing the Company’s assets into separate distribution, transmission or generation entities or such other entities as IDACORP, Inc. or the Company may determine shall not constitute a Change in Control unless so determined by the IDACORP Board of Directors.

1.6 “Code” means the Internal Revenue Code of 1986, as amended.

1.7 “Committee” shall mean a Committee appointed by, or pursuant to authority of, the Board.

1.8 “Company” shall mean IDAHO POWER COMPANY, an Idaho corporation, or any successor corporation.

1.9 “Deferrable Compensation” for a Plan Year shall mean a Participant’s base salary (prior to 401(k) and flexible benefit plan deductions) which would otherwise be payable to the Participant in the Plan Year and/or any annual cash incentive award that would otherwise be payable to the Participant in the Plan Year.  Deferrable Compensation shall not include fringe benefits, accrued but unused leave or vacation pay, severance pay, or other similar amounts not included in a Participant’s base salary or annual cash incentive award.

1.10 “Deferral Election” shall mean the agreement executed by an eligible employee whereby an eligible employee elects to defer a portion of the applicable year’s salary and/or annual cash incentive award and contains such other information as is required by the Committee.

1.11 “Disability” shall mean (a) with respect to Participants’ Pre-2005 Accounts, disability as that term was used in the Plan as of October 3, 2004 and (b) with respect to Participants’ Post-2004 Accounts, (i) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company and its Affiliates, (ii) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (iii) the Participant is determined to be disabled under a disability insurance program maintained by the Employer or an Affiliate, provided that such disability insurance program’s definition of disability complies with the requirements contained in Treasury Regulation Section 1.409A-3(i)(4).

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1.12 “Employer” shall mean the Company and any business affiliated with the Company that employs persons who are designated by the Board or the Committee for participation in this Plan.

1.13 “Event of Maturity” shall mean any of the occurrences described in Section 5.2 by reason of which a Participant or Beneficiary may become entitled to a payment from this Plan.

1.14 “Participant” shall mean any employee of an Employer who has been designated by the Board or the Committee as eligible to participate in the Plan and who has executed a Deferral Election and returned it to the Committee.

1.15 “Plan” shall mean the Idaho Power Company Executive Deferred Compensation Plan set forth herein and as may be amended from time to time.

1.16 “Plan Year” shall mean the calendar year, beginning on each January 1 and ending on the following December 31.

1.17 “Pre-2005 Account” means a subaccount to which amounts were deferred for Plan Years through 2004.

1.18 “Post-2004 Account” means a subaccount to which amounts are deferred for Plan Years beginning in 2005 and thereafter.

1.19 “Separation from Service” shall mean a “separation from service,” as that term is used in Code Section 409A(a)(2)(A)(i).

1.20 “Subsidiary” shall mean any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is now or hereafter owned, directly or indirectly, by the respective entity.

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1.21 “Termination of Employment” shall mean a complete severance of an employee’s employment relationship with the Employers and all Affiliates, if any, for any reason other than the employee’s death. Retirement constitutes a Termination of Employment. A transfer from employment with an Employer to employment with an Affiliate of an Employer shall not constitute a Termination of Employment. A decision by the Committee not to select a Participant for participation for a subsequent Plan year shall not constitute a Termination of Employment. If an Employer who is an Affiliate ceases to be an Affiliate because of a sale of substantially all of the stock or assets of the Employer, then Participants who are employed by that Employer and who cease to be employed by the Company or an Employer on account of the sale of substantially all the stock or assets of the Employer shall be deemed to have thereby had a Termination of Employment for the purpose of commencing payments from this Plan.  For avoidance of doubt, it is intended that the foregoing definition apply only with respect to a Participant’s Pre-2005 Account.  Notwithstanding anything contained in the Plan, a Deferral Election document or any other document to the contrary, with respect to any payments or benefits under the Plan that are subject to Code Section 409A and that could be paid due to a termination of employment, references to termination of the Participant’s employment shall be interpreted to mean the Participant’s Separation from Service.

1.22 “Trust” shall mean the trust described in Section 4.3. The Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Participants and their beneficiaries shall have no beneficial ownership interest in any assets of any such Trust.

SECTION 2

ADMINISTRATION

2.1 Administration. This Plan shall be administered by the Committee. The Committee shall have full discretionary power and authority to administer and interpret the Plan, determine all factual and legal questions under the Plan, including but not limited to eligibility and the amount of benefits, maintain records, determine deemed investment sources and generally be responsible for seeing that the purposes of the Plan are accomplished.  Determinations by the Committee shall be final and binding on all parties with respect to all matters relating to the Plan unless overridden by action of the Board. The Committee may from time to time adopt such rules and procedures as it deems appropriate to assist in the administration of the Plan. The Committee may delegate all or part of its administrative duties to one or more persons, whether or not such persons are members of the Committee or employees of the Company.

2.2 Rules and Regulations. The following general rules will apply to the administration of the Plan:

(a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

(b) All decisions on claims and on requests for a review of denied claims shall be made by the Committee.

(c) The Plan Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d) A claimant may be represented by a lawyer or other representative (at the claimant’s own expense), but the Plan Committee reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled, upon request, to copies of all notices given to the claimant.

(e) The decision of the Committee on a claim and on a request for a review of a denied claim shall be provided to the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

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(f) Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of the Plan and all other pertinent documents in the possession of the Company.

(g) The Committee may permanently or temporarily delegate its responsibilities under this claims procedure to an individual or a committee of individuals.

2.3 Books and Records. The Committee shall maintain records of each Participant’s Pre-2005 Account balance and Post-2004 Account balance. A Participant shall not be entitled to examine, audit or otherwise have access to any financial statements, bookkeeping records or other records of account pertaining to the Employer or the Plan under any circumstances whatsoever.

2.4 Liability. No member of the Committee and no director, officer or member of the Board of the Company or its affiliates shall be liable to any persons for any actions taken under the Plan, or for any failure to effect any of the objectives or purposes of the Plan, by reason of insolvency or otherwise. Neither the officers nor any member of the Committee or the Board of Directors of the Company or any of its affiliates in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at any time to payments hereunder shall look solely to the assets of the Company and its affiliates for such payments as an unsecured, general creditor. Nothing herein shall be construed to give a Participant, Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Company and its affiliates in connection with this Plan.

2.5 Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant’s individual interest hereunder or the interest of a person superior to him or her in the organization (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant’s individual capacity in connection with any such matter.

2.6 Committee. The Committee shall be the Administrator for purposes of section 3(16)(A) of the Employee Retirement Income Security Act of 1974.

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SECTION 3

ELIGIBILITY; DEFERRAL ELECTION

3.1 Eligibility. The Committee will designate from time to time certain key employees of an Employer to be eligible to participate in the Plan.  In selecting eligible employees, the Committee shall consider the position and responsibilities of such individuals, the value of their services to the Employer, and such other factors as the Committee deems pertinent.  The Committee may rescind its designation of an eligible employee and discontinue an employee’s active participation in the Plan at any time; provided, however, that such a rescission shall not cause or permit the accelerated distribution of a Participant’s Post-2004 Account or the revocation of a Participant’s Deferral Election after the deadline for making the Deferral Election, unless such acceleration or revocation is determined to be permissible under Code Section 409A.

3.2 Limitation on Participation. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” (a “top-hat group”) within the meaning of sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974 (“ERISA”), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title 1 of ERISA. Participation in the Plan shall be limited to a select group of management or highly compensated employees (as that expression is used in ERISA).

3.3 Deferral Elections and Limit on Amount Deferred. An eligible employee may elect to participate for each Plan Year by completing a Deferral Election in a form prescribed by the Committee, signing it and returning it to the Committee.  A Participant may not defer more than 50% of his or her base salary and a Participant may not defer more than 50% of his or her annual cash incentive award for the year.

3.3.1 Initial Deferral Election. As a condition of participation in this Plan, an eligible employee must complete such forms and make such elections as the Committee may require for the effective administration of the Plan.  At a minimum, the Initial Deferral Election:

(a) shall become irrevocable on December 31 of the year prior to the year in which the services that give rise to the Deferrable Compensation being deferred are provided (or on such earlier date as the Committee may prescribe).

(b) shall authorize the Employer to withhold from the Participant’s Deferrable Compensation for the Plan Year a designated percentage to be deferred (but not less than $1,000 per Plan Year).

(c) shall designate the form of payment (lump sum or annual installments payable over five years), subject to the provisions of Section 5.3 hereof.

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(d) shall inform the Participant of the proper procedures, as adopted by the Committee, to designate initial deemed investments from among the deemed investment options authorized by the Committee in accordance with Section 4.2 hereof.

Only one form of payment is permitted each for a Participant’s Pre-2005 Account and a Participant’s Post-2004 Account.  Therefore the Participant’s election as to form of payment contained in the initial Deferral Election will apply to the Participant’s entire Pre-2005 Account, and to the Participant’s entire Post-2004 Account, including amounts deferred in subsequent years and allocated to such Post-2004 Account, unless a new designation of form of payment is made in accordance with Section 5.3 hereof.  Participants may change their deemed investment elections on a prospective basis in accordance with Section 4.2.

3.3.2 Deferral Elections for Subsequent Years. An employee who is eligible to continue participation in subsequent Plan Years may elect to defer compensation for a Plan Year by completing a Deferral Election in the form and manner prescribed by the Committee. At a minimum such Deferral Election:

(a) shall become irrevocable on December 31 of the year prior to the year in which the services that give rise to the Deferrable Compensation being deferred are provided (or on such earlier date as the Committee may prescribe).

(b) shall authorize the Employer to withhold from the Participant’s Deferrable Compensation for the Plan Year a designated percentage to be deferred (but not less than $1,000 per Plan Year).

(c) shall designate the form of payment (lump sum or annual installments payable over five years), subject to the provisions of Section 5.3 hereof.

3.3.3 Timing of Deferral Elections. With the exception of part-year participation as provided in Section 3.4 or deferral of performance-based compensation as provided in the following sentence, a Deferral Election must be returned by December 1 of the year prior to the Plan Year in which the services that give rise to the Deferrable Compensation are provided.  With respect to deferrals of annual cash incentive awards that constitute performance-based compensation for purposes of Code Section 409A, the Committee may permit a Deferral Election to be returned on or before the date that is six (6) months before the end of the performance period, provided that in no event may a Participant defer a performance-based annual cash incentive award after the compensation being deferred has become “readily ascertainable” (as that term is used in Treasury Regulation Section 1.409A-2(a)(8)) and the Participant must have provided services continuously from the later of (i) the beginning of the performance period and (ii) the date the performance criteria are established through the date the Deferral Election is made.

3.3.4 Payroll Deductions. Each Deferral Election will authorize the Employer to withhold a percentage (in whole numbers) of a Participant’s Deferrable Compensation for a Plan Year.

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3.3.5 FICA Taxes. Amounts due for FICA taxes on the amounts deferred will be withheld from the Participant’s remaining Deferrable Compensation.

3.3.6 No Spousal Rights. No spouse, former spouse, Beneficiary, or other person shall have any right to participate in the Participant’s designation of the amount to be deferred, the deemed investments, the form of payment, or the time of payment.

3.4 Part-Year Participation. In the event an employee first becomes eligible to participate during a Plan Year and wishes to defer a portion of Deferrable Compensation for such calendar year, a Deferral Election must be submitted to the Committee no later than thirty (30) days after the date the employee becomes eligible to participate.  Such Deferral Election will be effective only with respect to base salary for services to be performed by the Participant following the submission of the Deferral Election to the Committee.

3.5 Termination of Participation. A person shall cease to be a Participant as soon as all amounts credited to the Participant’s Account have been paid in full.

3.6 Cancellation of 2005 Deferral Election. Notwithstanding the provisions of Subsections 3.3.1(a) and 3.3.2(a), a Participant who has made an election to defer for the 2005 calendar year may, at any time prior to December 31, 2005, cancel such election.

3.7 2008 Transition Relief Elections. Notwithstanding anything contained in the Plan to the contrary, the Committee may allow Participants to change the time or form of distribution of their Post-2004 Accounts in 2008 pursuant to transition relief elections permitted under Code Section 409A, provided (a) such elections are made in 2008 and (b) such elections do not cause (i) amounts that would have been distributed after 2008 to be distributed in 2008 or (ii) amounts that would have been distributed in 2008 to be distributed after 2008.

SECTION 4

DEFERRED COMPENSATION ACCOUNT; TRUST

4.1 Pre-2005 Account and Post-2004 Accounts. Amounts deferred by a Participant under the Plan prior to January 1, 2005 are reflected in the Participant’s Pre-2005 Account.  Amounts deferred by a Participant under the Plan after December 31, 2004 are reflected in the Participant’s Post-2004 Account. Deferred amounts are credited as of a date determined by the Committee. An amount equal to the amount deferred may be contributed in cash by the Employer to the Trust referenced in Subsection 4.3.2 hereof. A Participant’s Pre-2005 Account balance, if any, and Post-2004 Account balance, if any, shall be subject to adjustments pursuant to Section 4.2.

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4.2 Deemed Investment Options. From time to time, the Committee will designate the deemed investment options available under the Plan, and the procedures for Participants to make or change deemed investment elections. Initially the deemed investment options will be all of the investments permitted under the Idaho Power Company Employee Savings Plan (“Employee Savings Plan”). The Committee may change the deemed investment options on a prospective basis at any time. A Participant’s Account balance will be adjusted each business day the New York Stock Exchange is open for business for earnings, gains and losses as if it were invested in the deemed investments elected by the Participant.

4.2.1 Valuation of Assets. The market value of the assets that would have been held in each of the deemed investments shall be determined by the Committee in accordance with generally accepted valuation principles, consistently applied. In making adjustments to a Participant’s Account and determining the value of assets for purposes of such adjustments, the Committee shall use methods that are comparable to those used in adjusting accounts and the valuation of assets under the Employee Savings Plan, including the extent to which expenses and other charges are taken into account in making such valuations. The amount payable to a Participant or his Beneficiary pursuant to Sections 6.3, 6.4, or 6.5 shall be equal to the Participant’s Account balance on the date of the Event of Maturity giving rise to a distribution of the Participant’s Account.

4.2.2 Deemed Investment Elections. A Participant may elect deemed investments, and allocate how his or her Account shall be allocated among such deemed investments in accordance with procedures adopted by the Committee for making or changing the selection of deemed investments. Such procedures may include election via an interactive voice response (“IVR”) system or elections transmitted electronically. If the Participant has not made a deemed investment election, a Participant’s Account balance will be adjusted as determined by the Committee in its sole discretion.

4.3 Funding of Plan.

4.3.1 Unfunded Obligation. The obligation of the Employers to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employers to make such payments. The Participants shall have no lien, prior claim or other security interest in any property of the Employers. Except as provided in Section 4.3.2, the Employers are not required to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund is established, the property therein shall remain the sole and exclusive property of the Employers. The Employers will pay the cost of this Plan out of their general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Employers’ obligation to Participants in this Plan and shall not be construed to impose on the Employers the obligation to create any separate fund for purposes of this Plan.

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4.3.2 Establishment of Trust. In order to provide assets from which to fulfill its obligations to the Participants and their beneficiaries under the Plan, the Company shall establish a Trust by a trust agreement with a third party (the “Trustee”) to which the Employers may, in their discretion, contribute cash or other property to provide for the benefit payments under the Plan. The Trust shall be a grantor trust for tax purposes. The Trustee will have the duty to invest the Trust assets and funds in accordance with the terms of the Trust. The Employers shall be entitled at any time, and from time to time, in their sole discretion, to substitute assets of at least equal fair market value for any assets held in the Trust. All rights associated with the assets of the Trust will be exercised by the Trustee or the person designated by the Trustee, and will in no event be exercisable by or rest with Participants or their beneficiaries. The Trust shall provide that any assets shall be used for the payment of benefits under the Plan and, to the extent the assets of the Trust exceed the amounts otherwise necessary for the payment of benefits (as a result of forfeitures under Section 7.2), the payment of administrative expenses of the Plan, provided, however, that in the event of the insolvency of the Company, the Trustee shall hold the assets for the benefit of the general creditors of the Company and its affiliated companies.

4.4 Assumption of Risk. The Participant, by electing to make deferrals under this Plan, assumes all risk in connection with any decrease in value of the Participant’s Account.

SECTION 5

PAYMENT AMOUNT, TIME AND MANNER OF PAYMENT

5.1 Payment Amount. The “Payment Amount” shall be the Participant’s Account balance as determined under Sections 4.1 and 4.2 as of the date of the Event of Maturity that gave rise to a distribution of a Participant’s Account.

5.2 Maturity.

5.2.1. Participant’s Pre-2005 Account. A Participant’s Pre-2005 Account shall mature and shall become payable in accordance with this Section 5 upon the earliest occurrence of any of the following events while in the employment of an Employer or an Affiliate:

(a) the Participant’s death, or

(b) the Participant’s Termination of Employment (including retirement), or

(c) the Participant’s Disability, or

(d) termination of this Plan.

5.2.2. Participant’s Post-2004 Account. A Participant’s Post-2004 Account shall mature and shall become payable in accordance with this Section 5 upon the earliest occurrence of any of the following events while in the employment of Employer or an Affiliate:

(a) the Participant’s death, or

(b) the Participant’s Disability, or

(c) the Participant’s Separation from Service.

5.3 Time and Form of Payments. Distribution of amounts withheld pursuant to a Deferral Election, as adjusted pursuant to Section 4.2, will be made either in one lump sum or in five annual installments, as selected by the Participant in the Deferral Election. Unless the Committee provides otherwise, a Participant may select a different form of payment with respect to each year’s deferrals.

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5.3.1 Participant’s Pre-2005 Account. Upon the occurrence of an Event of Maturity described in Section 5.2.1 effective as to a Participant, the Committee shall cause the Employer to commence payment of such Participant’s Pre-2005 Account (reduced by the amount of any applicable payroll, withholding or other taxes) in the form designated by the Participant in his or her Deferral Election. If a lump sum payment has been elected, payment of the Participant’s Pre-2005 Account will be made within sixty (60) days after the Event of Maturity giving rise to the distribution. If a Participant has elected annual installments, payments will commence in January of the year following the year in which the Event of Maturity occurred, or if such event occurred in December, within sixty (60) days after such event.

5.3.2 Participant’s Post-2004 Account. Upon the occurrence of an Event of Maturity described in Section 5.2.2 effective as to a Participant, the Committee shall cause the Employer to commence payment of such Participant’s Post-2004 Account (reduced by the amount of any applicable payroll, withholding or other taxes) in the form designated by the Participant in the Deferral Election or Deferral Elections pursuant to which the amounts being distributed were deferred or, in the event of the Participant’s death, pursuant to Section 6.2(b). If a lump sum payment has been elected, payment of the Participant’s Post-2004 Account will be made within sixty (60) days after the Event of Maturity giving rise to the distribution.  Notwithstanding anything to the contrary contained in the Plan, if the Event of Maturity for a Participant is Separation from Service (not death or Disability) and the Participant is deemed on the date of Separation from Service to be a “specified employee” (as that term is used in Code Section 409A(a)(2)(B)), as determined under IDACORP, Inc.’s policy for determining specified employees, payment will be made on the first business day that occurs more than six (6) months after the date of the Separation from Service, unless the Participant dies during such period, in which case payment will be made within sixty (60) days after the date of death. If a Participant has elected annual installments, payments will commence in January of the year following the year in which the Event of Maturity occurred.  Notwithstanding anything to the contrary contained in the Plan, if the Event of Maturity for a Participant is Separation from Service (not death or Disability) and the Participant is deemed on the date of Separation from Service to be a “specified employee” (as that term is used in Code Section 409A(a)(2)(B)), as determined under IDACORP, Inc.’s policy for determining specified employees, payment will commence in January of the year following the year in which the Event of Maturity occurred or, if later, the first business day that occurs more than six (6) months after the date of the Separation from Service, unless the Participant dies during such period, in which case payment will be made in a lump sum within sixty (60) days after the date of death.  Except as provided in the preceding sentence, each annual installment will be paid in January of the appropriate year.

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5.3.3 New Designation of Form of Payment of a Participant’s Pre-2005 Account. This Section 5.3.3 shall apply with respect to Pre-2005 Accounts. At any time, and from time to time, a Participant may file with the Committee a new designation of form of payment. Each such subsequent designation shall supersede all prior designations and shall be effective as to the Participant’s entire Account (including the portions of the Account attributable to periods before the new designation is filed) as if the new designation had been made in writing at the time of his or her initial Deferral Election. Notwithstanding the foregoing, however, any new designation shall be disregarded as if it had never been filed (and the prior effective designation will be given effect) unless the designation:

(a) was filed with the Committee at least one year before the Event of Maturity, and

(b) was filed at least one year after any other prior designation (including the designation made on the Initial Deferral Election).

5.3.4 New Designation of Form of Payment of a Participant’s Post-2004 Account. This Section 5.3.4 shall apply with respect to Post-2004 Accounts. In accordance with such procedures as the Committee may prescribe, a Participant may file with the Committee a new designation of time and form of payment, subject to the following conditions:

(a) such new designation will not become effective until the date that is 12 months after the date on which the election is made; and

(b) if the new designation provides for a change in the time or form of payment upon or following an Event of Maturity that is a Separation from Service, the new designation must provide that any such payment (either the payment of a lump sum or the commencement of installment payments) upon or following a Separation from Service will not occur earlier than the first business day that is five (5) years from the date payment would have been made (or, in the case of installment payments, commenced) upon or following Separation from Service had the new election not been made.

Each such subsequent designation shall supersede all prior designations with respect to the amount subject to the subsequent designation (including the portions thereof attributable to periods before the new designation is filed). Any new designation made pursuant to this Section 5.3.4 shall be irrevocable when received by the Company. A Participant may designate a new time or form of payment pursuant to this Section 5.3.4 more than once, provided that all such designations comply with the provisions of this Section 5.3.4. It is the Company’s intent that the provisions of this Section 5.3.4 comply with the rules relating to changes in time and form of payment set forth in Code Section 409A(a)(4)(C), related regulations and other applicable guidance, and this Section 5.3.4 shall be interpreted accordingly. The Committee may impose additional restrictions or conditions on a Participant’s ability to designate a new time or form of payment pursuant to this Section 5.3.4.

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5.3.5 Code Section 162(m) Delay. This Section 5.3.5 shall apply only with respect to Post-2004 Accounts. If the Committee reasonably anticipates that the Company’s deduction with respect to a payment would be limited or eliminated by application of Code Section 162(m) if the payment were made as scheduled, the Committee may unilaterally delay the time of the making or commencement of payment, provided such payment will be made either during the first year in which the Committee reasonably anticipates (or should reasonably anticipate) that if the payment is made during such year the deduction of the payment will not be barred by application of Code Section 162(m) or during the period beginning with the date of the Separation from Service and ending on the later of the last day of the Company’s tax year in which the Separation from Service occurs or the 15th day of the third month following the date of the Separation from Service; provided, further, that the provisions of this Section 5.3.5 shall be applied in accordance with the rules relating to delay of payments subject to Code Section 162(m) as contained in Treasury Regulation Section 1.409A-2(b)(7)(i). No election may be provided to the Participant with respect to the timing of a payment pursuant to this Section 5.3.5.

5.4 Determination of Annual Installment Amounts. If distributions are made in annual installments over a period of years, the amount of each annual installment will be determined by the Committee by dividing the portion of the Participant’s Pre-2005 Account balance which is payable in installments, measured immediately before an installment payment, by the number of installments remaining to be paid, and/or by dividing the portion of the Participant’s Post-2004 Account which is payable in installments, measured immediately before an installment payment, by the number of installments remaining to be paid.

5.5 Default. If the form of payment is not clearly designated in the Deferral Election, a designation of a single lump sum payment will be deemed to have been made.

5.6 Withholding. The Company may withhold from any payments any deductions required by law.

SECTION 6

DEATH OR DISABILITY

6.1 Payment. A Participant’s Payment Amount shall be payable under Sections 6.2 through 6.6 on the Participant’s death or Disability regardless of the provisions of Section 5, subject to the following provisions.

6.2 Death. On death, the Payment Amount shall be paid as follows:

(a) With respect to the Participant’s Pre-2005 Account:

(i) If the Beneficiary is the surviving spouse and the Participant had elected an installment payout, by installments, in accordance with the election, beginning in January of the year following the year of death, provided that if the death occurred in December, the first installment will be paid within 60 days of the Participant’s death and the remaining annual installments will be paid in January of the appropriate year.

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(ii) In all other cases, by a lump sum, payable within 60 days after the Participant’s death.

(b) With respect to the Participant’s Post-2004 Account, in a lump sum, payable within 60 days after the Participant’s death.

6.3 Beneficiaries. An amount payable on death of a Participant shall be paid to the Participant’s Beneficiary in the following order of priority:

(a) To the surviving Beneficiaries designated by the Participant in writing to the

Committee.

(b) To the Participant’s spouse, if living.

(c) To the Participant’s estate.

6.4 Beneficiary Designation. A Participant shall submit to the Company upon initial designation as an eligible employee in the Plan, and at such other times as the Participant desires, on a form provided by the Committee, a written designation of the beneficiary or beneficiaries to whom payment of the Participant’s Account under the Plan shall be made in the event of the Participant’s death. Beneficiary designations shall become effective only when received by the Company. Beneficiary designations first received by the Company after the Participant’s death, and any designations in effect at the time a valid subsequent designation is received by the Company, shall be invalid and have no effect.

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6.5 Disclaimers by Beneficiaries. A Beneficiary entitled to a payment of all or a portion of a deceased Participant’s Account may disclaim any interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must not have received a payment of all or any portion of the Account at the time such disclaimer is executed and delivered, and, if a natural person, must have attained legal age as of the date of the disclaimer.  Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the unpaid Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, an original executed copy of the disclaimer must be both executed and actually delivered to the Committee after the date of the Participant’s death but not later than nine (9) months after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to the Committee. A disclaimer shall be considered to be delivered to the Committee only when actually received by an officer of the Company or a member of the Committee who is familiar with the affairs of the Plan. The Committee shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 10.3. No other form of attempted disclaimer shall be recognized by the Committee. The foregoing requirements are solely for the purpose of disclaiming benefits under the Plan and compliance with these requirements does not assure that the disclaimer will be valid for tax purposes or any other purposes. It is the responsibility of the person disclaiming to assure compliance with any and all requirements to assure proper tax treatment of the disclaimer if that is intended.

6.6 Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a) If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b) The automatic Beneficiaries specified in Section 6.3 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c) If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d) Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e) Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

(f) A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence. The Committee shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

6.7 Surviving Spouse and Installment Payments. If a surviving spouse, who is receiving installments from the Participant’s Pre-2005 Account, dies while a balance remains in the Participant’s Pre-2005 Account, the balance shall be paid in a lump sum to the spouse’s estate.

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6.8 Disability. This Section 6.8 shall apply with respect to Pre-2005 Accounts.  Notwithstanding any provisions herein to the contrary, while a Participant is receiving long-term disability benefits under a plan sponsored by an Employer, no payments will be made under this Plan. If disability benefits stop and disability continues, the Payment Amount shall be paid in the manner selected under Section 5.3. If the Participant dies, the provisions applicable to death shall be followed. If the Participant ceases to be disabled and does not resume active employment, the Payment Amount shall be paid in accordance with Section 5. For avoidance of doubt, this Section 6.8 shall not apply to a Participant’s Post-2004 Account.

SECTION 7

WITHDRAWALS

7.1 Hardship Withdrawals. A Participant may withdraw amounts from the Participant’s Pre-2005 Account and from the Participant’s Post-2004 Account before those amounts would otherwise have been paid, if the Participant is employed by the Employer at the time of the request, and if the Participant demonstrates to the satisfaction of the Committee that the withdrawal is necessary because of an unforeseeable emergency. The withdrawal shall be limited to the amount reasonably necessary to meet the financial hardship, including any amounts necessary to pay federal, state or local income taxes reasonably anticipated to result from the payment.

7.1.1 Financial Hardship. An unforeseeable emergency is a severe financial hardship of a Participant resulting from one or more of the following causes:

(a) An illness or accident of the Participant, Participant’s spouse, or dependent (as defined in Section 152(a) of the Code);

(b) Loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance); or

(c) Other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary.

A distribution on account of unforeseeable emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under this Plan.

7.1.2 Withdrawal Applications. The Committee shall establish guidelines and procedures for implementing withdrawals. An application shall be written, be signed by the Participant and include a statement of facts causing the financial hardship and any other facts required by the Committee.

7.1.3 Limitations. The withdrawal date shall be fixed by the Committee. The Committee may require a minimum advance notice and may limit the amount, time and frequency of withdrawals.

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7.2 Early Distribution. Notwithstanding any other provision of the Plan, any Participant or Beneficiary may, at any time, elect to receive an early payment of the Participant’s Account balance, reduced by a penalty equal to ten percent (10%) of the Account balance as of the date of such election. The ten percent (10%) penalty shall be permanently forfeited and shall not be paid to, or in respect of, the Participant or Beneficiary. Any early payment under this Section 7.2 will be made as soon as administratively feasible after the Participant’s or Beneficiary’s election. Whenever a Participant receives an early payment under this Section 7.2, the Participant’s participation under the Plan will terminate effective as of the date of such early payment and the Participant shall not be eligible to participate in the Plan until the third Plan Year beginning after the date of such early payment. An early distribution of a Participant’s Post-2004 Account balance is not permitted.

SECTION 8

AMENDMENT; TERMINATION

8.1 Amendment and Termination Generally. Subject to the limitations of Sections 8.2 and 8.3, the Plan may be amended or terminated at any time through action by the Board, or by the Committee.  Upon termination, each Participant or Beneficiary, as the case may be, will receive an amount equal to such Participant’s Pre-2005 Account balance, less any withholding obligations, as soon as practicable following the date the Plan is terminated. Distribution of each Participant’s Pre-2005 Account balance shall be made in the manner determined by the Company in its sole and absolute discretion.  To the extent consistent with the rules relating to plan terminations and liquidations in Treasury Regulation Section 1.409A-3(j)(4)(ix) or otherwise consistent with Section 409A of the Code, the Board may provide that each Participant or Beneficiary, as the case may be, will receive an amount equal to such Participant’s Post-2004 Account balance, less any withholding obligations, upon (or as soon as is permitted following) termination of the Plan. Unless so distributed, in the event of a Plan termination, the Company shall continue to maintain the Participants’ Accounts until distributed pursuant to the terms of the Plan and Participants shall remain 100% vested in all amounts credited to their Accounts.

8.2 Before a Change-in-Control. Prior to the occurrence of a Change-in-Control, the Board or Committee may unilaterally amend the Plan prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan both with regard to persons expecting to receive benefits in the future, subject to the following.

8.2.1 Participants Who Have Experienced a Separation from Service. The benefit, if any, payable to or with respect to a Participant who has experienced a Separation from Service as of the effective date of such amendment, or the effective date of such termination, shall not be, without the knowing and voluntary written consent of the Participant, diminished or delayed by such amendment or termination (but the Committee may amend the Plan to otherwise modify the payment of any such benefit including, but not limited to, accelerating the payment of all remaining payments into a single lump sum payment).

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8.2.2 Other Participants. The benefit, if any, payable to or with respect to each other Participant determined as if such Participant had experienced a Separation from Service on the effective date of such amendment or the effective date of such termination, shall not be, without the knowing and voluntary written consent of the Participant, diminished or delayed by such amendment or termination (but the Committee may amend the Plan to otherwise modify the payment of any such benefit including, but not limited to, accelerating the payment of all remaining payments into a single lump sum payment).

8.2.3 No Acceleration. Notwithstanding the provisions of Subsections 8.2.1 and 8.2.2, no amendment may accelerate the payment of benefits to a Participant from the Participant’s Post-2004 Account.

8.3 After a Change-in-Control. After the occurrence of a Change-in-Control, the Committee may amend or terminate the Plan as provided in Section 8.2 but subject to the following limitations.

8.3.1 Existing Participants. After the occurrence of a Change-in-Control, the Board or Committee may only amend or terminate the Plan as applied to Participants who are Participants on the date of the Change-in-Control if:

(a) all benefits payable to or with respect to persons who were Participants as of the Change-in-Control (including benefits earned before and benefits earned after the Change-in-Control) have been paid in full prior to the adoption of the amendment or the termination, or

(b) eighty percent (80%) of all the Participants determined as of the date of the Change-in-Control give knowing and voluntary written consent to such amendment or termination.

8.3.2 New Participants. After the occurrence of a Change-in-Control, as applied to Participants who are not Participants on the date of the Change-in-Control, the Board or Committee may unilaterally amend the Plan prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan.

8.4 No Oral Amendments. No modification of the terms of the Plan or termination of this Plan shall be effective unless it is in writing and signed on behalf of the Board or Committee by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of the Plan shall be effective to amend the Plan nor binding on any person charged with the interpretation or application of the Plan.

8.5 Plan Binding on Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Employers), by agreement, to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Employers would be required to perform it if no such succession had taken place.

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8.6 Payment. If the Internal Revenue Service issues a final ruling that any amounts deferred under this Plan will be subject to current income tax, all amounts to which the ruling is applicable that are in Pre-2005 Accounts shall be paid to the Participants within 30 days.

SECTION 9

CLAIMS PROCEDURE

9.1 Initial Claim. Any person claiming a benefit or requesting an interpretation, ruling or information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

9.2 Denial. If the claim or request is denied, the written notice of denial shall state:

(a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

(b) A description of any additional materials or information required and an explanation of why it is necessary.

(c) An explanation of the Plan’s claim review procedure.

9.3 Time. The initial notice of denial shall normally be given within 90 days of receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

9.4 Appeal. Any person whose claim or request is denied or who has not received a response within 30 days may request a review by notice in writing to the Committee. The original decision shall be reviewed by the Committee, which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

9.5 Final Decision. The decision on review shall ordinarily be made within 60 days.  If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

SECTION 10

GENERAL PROVISIONS

10.1 Attorneys’ Fees. If suit or action is instituted to enforce any rights under this Plan, the prevailing party may recover from the other party reasonable attorneys’ fees at trial and on any appeal.

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10.2 Notices. Any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited as first class mail postage prepaid. Mail shall be directed to the Company at the address stated in this Plan, to the Participant’s last known home address shown in the Company’s records, or to such other address as a party may specify by notice to the other parties. Notices to an Employer or the Committee shall be sent to the Company’s address.

10.3 Nontransferability; Spendthrift Provisions. The rights of a Participant under this Plan are personal. Except for the limited provisions of Section 6, no interest of a Participant or one claiming through a Participant may be directly or indirectly assigned, alienated, pledged, transferred or encumbered and no such interest shall be subject to seizure by legal process, attachment, garnishment, execution following judgment or in any other way subjected to the claims of any creditor.

10.4 Not an Employment Contract. This Plan is not and shall not be deemed to constitute a contract of employment between the Employer and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in an Employer’s employ or in any way limit or restrict the Employer’s right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon the employee as a Participant in the Plan.

10.5 Successors. Amounts payable under this Plan shall be an obligation of the Company and the Trust. If an Employer merges, consolidates, or otherwise reorganizes or if its business or assets are acquired by another company, this Plan shall continue with respect to those eligible individuals who continue in the employ of the successor company. The transition of Employers shall not be considered a termination of employment for purposes of this Plan.

10.6 Incompetence. The Committee may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the person’s best interest to make payments to others for the benefit of the person entitled to payment. In that event, the Committee may in its discretion direct those payments to be made as follows:

(a) To a parent or spouse or a child of legal age;

(b) To a legal guardian; or

(c) To one furnishing maintenance, support, or hospitalization.

10.7 Expenses. All expenses and costs in connection with the adoption and administration of the Plan and Trust will be borne by the Employers.

10.8 Governing Law. Except to the extent that federal law is controlling, the Plan shall be construed and entered in accordance with and governed by the laws of the State of Idaho. Invalidation of any one of the provisions of the Plan for any reason shall in no way affect the other provisions hereof, and all such other provisions shall remain in full force and effect.

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10.9 Unsecured General Creditor. Any amount allocated to a Participant’s Account balance under this Plan shall be an unfunded, unsecured promise of the Employer to make payments in the future. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Employer. Any and all of the Employer’s assets shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer may, but shall not be required to, establish a reserve of assets to provide funds for payments under this Plan. Such reserve may be through a trust fund, which it is intended will be established on such terms and conditions as shall prevent taxation and Participants and Beneficiaries of any amounts held in the reserve or credited to Account balances prior to the time payments are made. Establishing a reserve shall have no effect on the operation of this Plan or upon the status of Participants as unsecured general creditors of the Employer. Rights to payments will not be limited to assets held in any reserve.

10.10 Construction.

10.10.1  ERISA Status. This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

10.10.2  IRC Status. This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of Section 409A of the Code and the regulations and guidance issued thereunder apply to all amounts deferred after December 31, 2004 under this Plan. The rules of Section 3121(v)(2) and Section 3306(r)(2) of the Code shall apply to this Plan.

10.10.3  Rules of Document Construction:

(a) Age. An individual shall be considered to have attained a given age on such individual’s birthday for that age (and not on the day before). Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

(b) Compounds. The words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular paragraph or Section of the Plan unless the context clearly indicates to the contrary.

(c) Titles. The titles given to the various Sections of the Plan are inserted for convenience of reference only and are not part of the Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

(d) References to Laws. A reference in the Plan a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

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10.11 Effect on Other Plans. This Plan shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under any other retirement plan sponsored by an Employer.

10.12 Effective Date. This Plan shall be effective November 15, 2000.

10.13. Section 409A. It is intended that the distributions under the Plan not be subject to taxation under Section 409A of the Code and the Plan and any related Deferral Elections or other documents relating to amounts deferred under the Plan shall be interpreted accordingly.  With respect to amounts in a Participant's Post-2004 Account, to the extent the terms of the Participant’s Deferral Election (or any other election with respect to such amounts) are inconsistent with the applicable terms of the Plan, the terms of the Plan shall govern.  It is intended that amounts in Participants’ Pre-2005 Accounts constitute grandfathered deferrals that are not subject to Section 409A of the Code; however, if it is determined that any such amounts are subject to Section 409A of the Code, such amounts will be subject to the provisions in the Plan relating to Post-2004 Accounts rather than the provisions in the Plan relating to Pre-2005 Accounts.

IDAHO POWER COMPANY.

Date: ___________________________ By: _____________________________

______________________________________________________________________________

(1)        Amended by Idaho Power Company effective October 1, 2003 to change deadline of making deferral elections and to revise hardship withdrawal provision.

(2)        Amended by Idaho Power Company effective January 1, 2005 to permit cancellations of 2005 deferral elections.

(3)        Amended by Idaho Power Company effective January 1, 2005 to establish grandfathered and non-grandfathered accounts and to make other Section 409A-related changes.

(4)        Amended by Idaho Power Company effective July 20, 2006 to revise the change in control definition for non-grandfathered accounts.

(5) Amended by Idaho Power Company effective November 20, 2008 to make Section 409A-related changes.

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